Exhibit 10.19
                                                               -------------

                           Mystic Financial, Inc.
                        Employee Stock Ownership Plan


                        Adopted on December 10, 1997
                        Effective on January 1, 1998
                     Incorporating Amendment Nos. 1 & 2


                                  AMENDMENT
                                  ---------

1. Section 8.2 - Subparagraph 8.2(a) shall be amended, effective January 1, 2002, to read in its entirety as follows:

            (a) Notwithstanding any other provisions of the Plan, no amount shall be allocated to a Participant's Account for any Limitation Year to the extent that such allocation would result in an Annual Addition of an amount exceeding:

                  (i) for Limitation Years beginning before January 1, 2002, the lesser of (A) $30,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or
                  (ii)(B) twenty-five percent (25%) of the Participant's Total Compensation paid during such Limitation Year; and

                  (ii) for Limitation Years beginning after December 31, 2001, the lesser of (A) $40,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or
                  (B) one hundred percent (100%) of the Participant's Total Compensation paid during such Limitation Year.

2. Section 8.2 - Subparagraph 8.2(c)(i) of the Plan shall be amended, effective as of January 1, 2002, to include a new sentence at the end thereof which shall read in its entirety as follows:

      In Limitation Years beginning after December 31, 2001, catch-up elective deferrals under section 414(v) of the Code shall not be included as Annual Additions.

3. Section 12.2 - Subsection 12.2(b) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                  (b) Dividends paid with respect to Shares allocated to a person's Share Investment Account shall be credited to such person's Share Investment Account. Cash dividends credited to a person's General Investment Account shall be, at the direction of the Committee, either: (i) held in such General Investment Account and invested in accordance with sections 10.2 and 11.3;
            (ii) distributed immediately to such person; (iii) distributed to such person


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            within 90 days of the close of the Plan Year in which such dividends were paid; (iv) used to make payments of principal or interest on a Share Acquisition Loan; provided, however, that the Fair Market Value of Financed Shares released from the Loan Repayment Account as a result of such payment equals or exceeds the amount of the dividend; or (v) in calendar years beginning after December 31, 2001 either held as provided in section 12.2(b)(i) or distributed as provided in section 12.2(b)(ii), as each person shall elect for his own Account.

4. Section 13.8 - Subsections 13.8(c)(iii) and (iv) of the Plan shall be amended, effective as of January 1, 2002, to read in their entirety as follows:

                  (iii) "Eligible Retirement Plan" means an individual
            retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, and (for distributions after December 31, 2001 only) an annuity contract described in section 403(b) of the Code or an eligible deferred compensation plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution made before January 1, 2002 to a current or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code section 414(p) or to a surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity.

                  (iv) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any distribution made after December 31, 1999 on account of hardship; and in the case of a distribution made before January 1, 2002, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution that is includible in the gross income of the distributee that is treated as an eligible rollover distribution may only be transferred in a direct rollover to an eligible retirement plan that agrees to separately account for such portion of the distribution. This section 13.8 shall not apply to any eligible rollover distributions during a year that are reasonably expected (as determined by the Committee) to total less than $200.


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            In no event shall any withdrawal during service that is made on account of hardship be considered an "eligible rollover distribution". This section 13.8 shall be interpreted to comply with the provisions of section 401(a)(31) of the Code.


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5.    Section 14.3 - Section 14.3 shall be amended, effective as of January
      1, 2002, to read in its entirety as follows:

            Section 14.3  Repayment of Loan.
                          -----------------

            Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, the Committee shall direct the Trustee to sell a sufficient number of shares of Stock to repay any outstanding Share Acquisition Loan, all remaining Shares which had been unallocated (or the proceeds from the sale thereof, if applicable) shall be allocated among the accounts of all individuals with undistributed Account balances on the effective date of such Change in Control. Such allocation of Shares or proceeds shall be in proportion to the balance credited to their Accounts immediately prior to such allocation.

6. Section 17.2 - Section 17.2 of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

            Section 17.2  Definition of Top Heavy Plan.
                          ----------------------------

            (a) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) it is not a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001) and their Beneficiaries.

            (b) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Required Aggregation Group exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Required Aggregation Group.

            (c) Notwithstanding sections 17.2(a) and 17.2(b), the Plan is not a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Permissible


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      Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued
      Benefits of all Key Employees under all plans that are members of the Permissible Aggregation Group does not exceed 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Permissible Aggregation Group.

7. Section 17.4 - Subsection 17.4(a)(iii) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

            (iii) the amount of any distributions of such person's Cumulative Accrued Benefits under the Plan (including, for Plan Years beginning after December 31, 2001, distributions under terminated plans that would have been included in the Required Aggregation Group if not terminated) during the 5-year period (for all distributions for Plan Years beginning before January 1, 2002 and for in-service distributions for Plan Years beginning after December 31, 2001) or 1-year period (for all distributions other than in-service distributions for Plan Years beginning after December 31, 2001) ending on the Determination Date.

8. Section 17.5 - Subsection 17.5(a)(iv) shall be amended, effective as of January 1, 2002, by adding the words "in plan years beginning before January 1, 2002" at the beginning thereof.

      IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Mystic Financial, Inc. pursuant to authority given by resolution of the Board of Directors.


                                       MYSTIC FINANCIAL, INC.


                                       By /s/ Ralph W. Dunham
                                          ---------------------------------
                                          Name: Ralph W. Dunham
                                          Title: President and CEO

                                       By /s/ John A. Hackett
                                          ---------------------------------
                                          Name: John A. Hackett
                                          Title:


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